As filed with the Securities and Exchange Commission on August 3, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITIL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New Hampshire	02—0381573
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6 Liberty Lane West

Hampton, New Hampshire 03842-1720

(603) 772-0775

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert B. Hevert

Senior Vice President, Chief Financial Officer & Treasurer

UNITIL CORPORATION

6 Liberty Lane West Hampton, New Hampshire 03842-1720 (603) 772-0775

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Sandra L. Whitney

Corporate Secretary

UNITIL CORPORATION

6 Liberty Lane West

Hampton, New Hampshire 03842-1720 (603) 772-0775

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act of 1933, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act of 1933, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, No Par Value(4)	—	—	—	—
Total(5)	—	—	—	—

(1)	An indeterminate number of or aggregate principal amount of the securities of each identified class is being registered as may at various times be issued at indeterminate prices.
(2)	Not applicable pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Any registration fees will be paid subsequently on a pay-as-you-go basis in accordance with Rule 457(r).

(4)	The common stock registered hereunder may be sold by us or any of the selling stockholders, separately, or in combination with us, at various times.
(5)	The securities registered hereunder may be sold separately, or in a combination with other securities registered hereby.

PROSPECTUS	Registration No. 333-__________

Unitil Corporation

Common Stock

By this prospectus, Unitil Corporation, or any selling stockholders, may offer from time to time, in one or more offerings, common stock, at prices and on terms that we will determine at the time of the offering. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities. This prospectus describes some of the general terms that may apply to the common stock and the general manner in which such common stock may be offered. We will provide specific terms of the common stock to be sold and the methods by which we will sell such common stock in one or more supplements to this prospectus. The prospectus supplement or free writing prospectus may also add to, update, supplement or clarify information contained in this prospectus. This prospectus may not be used to sell our securities unless also accompanied by a prospectus supplement.

We or any selling stockholders may offer and sell the common stock directly to you, through agents that we select or through underwriters and dealers that we select. If we use agents, underwriters or dealers to sell the common stock, we will name them and describe their compensation in a prospectus supplement. The price to the public of our common stock and the net proceeds we or any selling stockholders expect to receive from the sale of such common stock will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by any selling stockholders. In addition, the underwriters may overallot a portion of the common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

Investing in our common stock involves risks. Please see the section entitled Risk Factors beginning on page 5 of this prospectus, as well as in the applicable prospectus supplement, and any related free writing prospectus and other information contained or incorporated by reference in this prospectus and the applicable prospectus supplement, before making a decision to invest in our common stock.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 3, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we, or any selling stockholders, may sell the common stock described in this prospectus from time to time in one or more offerings. This prospectus provides you with a general description of the common stock that we may offer. We may also add, update or change information contained in this prospectus through one or more supplements to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You should read both this prospectus and any prospectus supplement together with additional information described in the section entitled Where You Can Find More Information.

No person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us or any underwriter, agent, or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The information in this prospectus is accurate as of its date. Therefore, before you invest in our common stock, you should carefully read this prospectus and any prospectus supplement relating to the common stock offered to you together with the additional information described in the section entitled Where You Can Find More Information.

In this prospectus, the “Company,” “Unitil,” “we,” “us,” and “our” refer to Unitil Corporation and its subsidiaries, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. Our reports, proxy statements and other information are also available through our Internet site at www.unitil.com. The information contained in our website is not part of this prospectus. Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

This prospectus is part of a registration statement that we filed with the SEC on Form S-3. This prospectus does not contain all of the information set forth in the registration statement and its exhibits, portions of which have been omitted as permitted by the rules and regulations of the SEC. You may refer to the registration statement and the exhibits for more information about the securities and us. You may inspect the registration statement and exhibits without charge at the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until this offering is complete. Notwithstanding the prior sentence, nothing in this prospectus shall be deemed to incorporate information or exhibits furnished but not filed with the SEC (including without limitation, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, Item 5 of Part II of any Quarterly Report on Form 10-Q, or Item 9B of Part II of any Annual Report Form 10-K, or any exhibits relating to such furnished information). The documents we incorporate by reference include:

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 2, 2021, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed with the SEC on March 25, 2021,

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021, filed with the SEC on May 4, 2021, and June 30, 2021, filed with the SEC on August 3, 2021,

•	our Current Reports on Form 8-K dated March 11, 2021 and April 28, 2021 (other than Items 7.01 and 9.01 thereof) and

•	the description of our common stock, no par value, contained in the registration statement on Form 8-A/A filed on November 3, 2017.

You may request a copy of any of these documents at no cost (other than an exhibit to the filing unless we have specifically incorporated that exhibit by reference into the filing) by writing or telephoning us at the following address:

Shareholder Relations

Unitil Corporation

6 Liberty Lane West

Hampton, NH 03842-1720

Telephone (800) 999-6501

https://www.unitil.com

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus contain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated by reference into this prospectus, including, without limitation, statements regarding the financial position, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These statements include declarations regarding our beliefs and current expectations. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include those referred to in the section entitled Risk Factors and the following:

•	the coronavirus (COVID-19) pandemic (the coronavirus pandemic) could adversely affect our business, financial condition, results of operations and cash flows, including by disrupting our employees’ and contractors’ ability to provide ongoing services to us, by reducing customer demand for electricity or natural gas, or by reducing the supply of electricity or natural gas;

•

our regulatory and legislative environment (including laws and regulations relating to climate change, greenhouse gas emissions and other environmental matters) could affect the rates we are able to charge, our authorized rate of return, our ability to recover costs in our rates, our financial condition, results of operations and cash flows, and the scope of our regulated activities;

•	fluctuations in the supply of, demand for, and the prices of energy commodities and transmission and transportation capacity and our ability to recover energy commodity costs in our rates;

•	customers’ preferred energy sources;

•	severe storms and our ability to recover storm costs in our rates;

•

declines in the valuation of capital markets, which could require us to make substantial cash contributions to cover our pension obligations, and our ability to recover pension obligation costs in our rates;

•

general economic conditions, which could adversely affect (i) our customers and, consequently, the demand for our distribution services, (ii) the availability of credit and liquidity resources and (iii) certain of our counterparty’s obligations (including those of our insurers and lenders);

•	our ability to obtain debt or equity financing on acceptable terms;

•	increases in interest rates, which could increase our interest expense;

•	restrictive covenants contained in the terms of our and our subsidiaries’ indebtedness, which restrict certain aspects of our business operations;

•	variations in weather, which could cause unanticipated changes in demand for our distribution services;

•	long-term global climate change, which could cause unanticipated changes in customer demand or cause extreme weather events that could disrupt our electric and natural gas distribution services;

•

cyber-attacks, acts of terrorism, acts of war, severe weather, a solar event, an electromagnetic event, a natural disaster, the age and condition of information technology assets, human error, or other factors could disrupt our operations and cause us to incur unanticipated losses and expense;

•

outsourcing of services to third parties could expose us to substandard quality of service delivery or substandard deliverables, which may result in missed deadlines or other timeliness issues, non-compliance (including with applicable legal requirements and industry standards) or reputational harm, which could negatively affect our results of operations;

•	numerous hazards and operating risks relating to our electric and natural gas distribution activities, which could result in accidents and other operating risks and costs;

•	catastrophic events;

•	our ability to retain our existing customers and attract new customers;

•	increased competition;

•	unforeseen or changing circumstances, which could adversely impact the reduction of company-wide direct greenhouse gas emissions; and

•	other presently known or unforeseen factors.

Many of these risks are beyond our control. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as required by law. New factors emerge from time to time, and it is not possible for us to predict all of these factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements.

OUR COMPANY

We are a public utility holding company. The following companies are subsidiaries of Unitil:

•	Unitil Energy Systems, Inc. (“Unitil Energy”),

•	Fitchburg Gas and Electric Light Company (“Fitchburg”),

•	Northern Utilities, Inc. (“Northern Utilities”),

•	Granite State Gas Transmission, Inc. (“Granite State”),

•	Unitil Power Corp. (“Unitil Power”),

•	Unitil Realty Corp. (“Unitil Realty”),

•	Unitil Service Corp. (“Unitil Service”) and

•	Unitil Resources, Inc. (“Unitil Resources”).

Unitil and its subsidiaries are subject to comprehensive regulation by federal and state utility regulatory authorities, including regulation as a holding company system by the Federal Energy Regulatory Commission under the Energy Policy Act of 2005.

Our principal business is the local distribution of electricity and natural gas throughout our service territories in the states of New Hampshire, Maine, and Massachusetts. Unitil is the parent company of three distribution utilities: (i) Unitil Energy, which provides electric service in the southeastern seacoast and state capital regions of New Hampshire, including the capital city of Concord; (ii) Northern Utilities, which provides natural gas service in southeastern New Hampshire and portions of southern and central Maine, including the city of Portland, which is the largest city in northern New England; and (iii) Fitchburg, which provides both electric and natural gas service in the greater Fitchburg area of north central Massachusetts. In addition, Unitil is the parent company of Granite State, an interstate natural gas transmission pipeline company that provides interstate natural gas pipeline access and transportation services to Northern Utilities in its New Hampshire and Maine service territory. Unitil’s operating revenue is substantially derived from regulated natural gas and electric distribution utility operations.

A fifth utility subsidiary, Unitil Power, formerly functioned as the full requirements wholesale power supply provider for Unitil Energy, but currently has limited business and operating activities. In connection with the implementation of electric industry restructuring in New Hampshire, Unitil Power ceased being the wholesale supplier for Unitil Energy in 2003 and divested substantially all of its long-term power supply contracts through the sale of the entitlements to the electricity associated with those contracts.

Unitil has three other wholly owned non-utility subsidiaries: (i) Unitil Service; (ii) Unitil Realty; and (iii) Unitil Resources. Unitil Service provides, at cost, a variety of administrative and professional services, including regulatory, financial, accounting, human resources, engineering, operations, technology and energy supply management services on a centralized basis to its affiliated Unitil companies. Unitil Realty owns and manages our corporate office in Hampton, New Hampshire and leases this facility to Unitil Service under a long-term lease arrangement. Unitil Resources is our wholly owned non-regulated subsidiary.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks described in our filings with the SEC referred to in the sections entitled Where You Can Find More Information and Incorporation of Certain Documents by Reference, and in the section entitled Cautionary Statement About Forward-Looking Information, as well as those included in any prospectus supplement hereto. For example, our Annual Report on Form 10-K for the year ended December 31, 2020 contains a discussion of significant risks in the section entitled Risk Factors, which could be relevant to your investment in our common stock. Subsequent filings with the SEC may contain amended and updated discussions of significant risks. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and operating results.

USE OF PROCEEDS

Unless we specify otherwise in the applicable prospectus supplement accompanying this prospectus, we intend to use the net proceeds that we receive from the sale of the common stock covered by this prospectus for general corporate purposes, including capital contributions to our utility subsidiaries, repayment of debt, acquisitions, capital expenditures and working capital. We will have significant discretion in the use of any net proceeds.

The actual application of proceeds that we receive from the sale of any particular offering of common stock using this prospectus will be described in the applicable prospectus supplement relating to such offering.

We will not receive any proceeds from the sale of common stock by any selling stockholders.

DESCRIPTION OF COMMON STOCK

The following description of our common stock summarizes general terms that apply to our common stock. Because this is only a summary, it does not contain all of the information that may be important to you. This summary is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended, and By-Laws, as amended. See the section entitled Where You Can Find More Information.

Authorized and Outstanding Shares

Our authorized capital stock consists of 25,000,000 shares of common stock, no par value. As of July 30, 2021, 15,047,468 shares of Unitil Corporation’s common stock were issued and outstanding. Unitil Corporation is not authorized to issue any shares of preferred stock. All of the common stock outstanding is fully paid and nonassessable.

Dividend Rights

Under our Articles of Incorporation, holders of our common stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors. We may pay dividends on our common stock from any funds, property or shares legally available for such purpose.

Voting Rights and Cumulative Voting

Holders of our common stock are entitled to one vote per share on all matters requiring approval of holders of our common stock. Holders of our common stock have the exclusive right to vote for the election of directors and for any other purpose or any other subject and to be represented at and to receive notice of any meeting of shareholders.

Holders of our common stock do not have cumulative voting rights.

Preemptive Rights

The holders of our common stock have no preemptive rights to purchase additional shares of our common stock or any of our other securities.

Liquidation Rights

In the event that we are liquidated, after payment of our debts and liabilities, the holders of our common stock are entitled to share equally in the balance of our remaining assets, if any.

Transfer Agent and Registrar

Computershare Investor Services serves as the transfer agent and registrar of our common stock.

Board of Directors Classification

Our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible as determined by the Board of Directors, with a minimum of nine directors total, and maximum of 15 directors total. The terms of the directors in each class will expire in successive years. Directors are elected by ballot for a term of three years. Vacancies on our Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy is elected for the unexpired term of his predecessor in office. As of August 3, 2021, we had ten directors.

Provisions of Our Articles of Incorporation and By-Laws That Could Delay, Defer or Prevent a Change in Control

Certain provisions in our Articles of Incorporation and By-Laws may delay, defer or make more difficult unsolicited acquisitions or changes of control of the Company. We believe that such provisions will enable us to develop our business in a manner that will foster our long-term growth without disruption caused by the threat of a takeover not deemed by our Board of Directors to be in the best interest of us and our shareholders.

The provision in our Articles of Incorporation relating to classification of the Board of Directors could have the effect of making it difficult and time-consuming to change majority control of the Board of Directors. Such a change in control could take up to two annual meetings of shareholders to effect. As a result, this provision could limit our vulnerability to an unsolicited proposal to acquire us or our assets. Takeovers which are proposed and effected without prior consultation and negotiation with management are not necessarily detrimental to a company and its shareholders. The difficulties, if any, which may exist in effecting a change in control of our Board of Directors could benefit us by protecting the Board of Directors’ ability to negotiate with the proponent of an unfriendly or unsolicited takeover proposal.

Our Articles of Incorporation provide that shares of common stock when duly authorized may be issued from time to time for such consideration as may be fixed by the Board of Directors. Under the laws of the State of New Hampshire and our Articles of Incorporation and By-Laws, we can issue additional shares of common stock without further approval of our shareholders; however, the New York Stock Exchange requires that we obtain shareholder approval for certain issuances of common stock in excess of 20% of the amount outstanding prior to the issuance.

Our By-Laws require advance notice for annual and special meetings, which notices are always required to state the purposes for which the meetings are called. Our By-Laws also require advance notice of business proposed by shareholders and nominations of directors by shareholders. In addition, our Board of Directors may make, amend or repeal our By-Laws in whole or in part, except with respect to any provision thereof which by statute or by the Articles of Incorporation requires action by our shareholders.

We are a public utility holding company under the laws of the State of New Hampshire. Section 374:33 of the New Hampshire Revised Statutes provides that no public utility or public utility holding company may directly or indirectly acquire more than 10 percent of the stocks or bonds of another public utility holding company incorporated or doing business in the State of New Hampshire, without the approval of the Public Utilities Commission of New Hampshire.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “UTL.”

PLAN OF DISTRIBUTION

We or the selling stockholders may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions or other compensation paid to agents; and

•	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we or the selling stockholders will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement, for resale to the public. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we or the selling stockholders offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

We may sell securities through forward contracts or similar arrangements. In connection with the sale of securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We and the selling stockholders may agree with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

Direct Sales and Sales through Agents

We or the selling stockholders may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we or the selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the selling stockholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

FINRA Requirements

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

General Information

We or the selling stockholders may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us or the selling stockholders in the ordinary course of their businesses.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of common stock to be sold under this prospectus will be passed upon for us by Gary Epler, our Chief Regulatory Counsel. As of July 30, 2021, Mr. Epler beneficially owned approximately 14,131 shares of our common stock. Certain legal matters with respect to the shares of common stock will be passed upon for any underwriters, dealers or agents, by their own counsel.

EXPERTS

The consolidated financial statements incorporated by reference in this Prospectus from Unitil Corporation’s annual report on Form 10-K, and the effectiveness of Until Corporation’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance on such report of such firm given upon their authority as experts in accounting and auditing.

Unitil Corporation

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14: OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the sale and distribution of the common stock offered by this registration statement, other than underwriting discounts and commissions (all of which are to be paid by the Registrant). All amounts shown are estimates except for the SEC registration fee:

SEC Registration Fee	$(1)
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Transfer Agent and Registrar Fees and Expenses	**
Printing, Engraving and Mailing Expenses	**
New York Stock Exchange Listing Fee	**
Miscellaneous	**

Total	$(2)

**	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

(1)

Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the filing fees relating to the securities that are registered and available for sale under this Registration Statement.

(2)

This Registration Statement relates to an unspecified aggregate initial offering price or number of the securities of each class identified in the fee table on the cover page of this Registration Statement. Because these aggregate amounts are not known, the estimates provided above relate to the expenses of filing this Registration Statement. This expense estimate will appear with respect to each particular offering of securities in the 424(b) filing relating to such securities

ITEM 15: INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Registrant is organized under the laws of the State of New Hampshire. The New Hampshire Business

Corporation Act (the “NHBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability (which includes liabilities under the Securities Act) incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests; and (ii) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if (1) the director furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described in the preceding sentence, (2) the director furnishes the corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct and (3) a determination is made that the facts then known to those making the determination would not preclude indemnification. Unless a corporation’s Articles of Incorporation provide otherwise, the corporation may indemnify and advance expenses to an officer, employee or agent of the corporation who is not a director to the same extent as to a director. A corporation may not indemnify a director (x) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (y) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its Articles of

Incorporation, a corporation shall indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding. A corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify him against the same liability under the NHBCA.

Article XIII of the Registrant’s By-Laws, as amended, provides that the Registrant shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the person’s having served as, or by reason of the person’s alleged acts or omissions while serving as, a director, officer, employee or agent of the Registrant, or while serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement or otherwise actually and reasonably incurred by such person in connection with the action, suit or proceeding, if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, said indemnification to be to the full extent permitted by law under the circumstances, including, without limitation, by all applicable provisions of the NHBCA. Any indemnification under Article XIII shall be made by the Registrant with respect to directors or other persons after a determination that the person to be indemnified has met the standards of conduct set forth in the NHBCA, such determination to be made by the Board of Directors, by majority vote of a quorum, or by other persons authorized to make such a determination under the NHBCA.

The right of indemnification arising under Article XIII of the Registrant’s By-Laws, as amended, was adopted for the purpose of inducing persons to serve and to continue to serve the Registrant without concern that their service may expose them to personal financial harm. It is to be broadly construed, applied and implemented in light of that purpose. It is not to be exclusive of any other right to which any such person is entitled under any agreement, vote of the stockholders or the Board of Directors, statute, or as a matter of law, or otherwise, nor is it to be construed to limit or confine in any respect the power of the Board of Directors to grant indemnity pursuant to any applicable statutes or laws of the State of New Hampshire. The provisions of Article XIII are separable, and, if any provision or portion thereof is for any reason held inapplicable, illegal or ineffective, such holding will not affect any other right of indemnification existing under Article XIII or otherwise. As used in Article XIII, the term “person” includes heirs, executors, administrators or other legal representatives. As used in Article XIII, the terms “director” and “officer” include persons elected or appointed as officers by the Board of Directors, persons elected as directors by the stockholders or by the Board of Directors, and persons who serve by vote or at the request of the Registrant as directors, officers or trustees of another organization in which the Registrant has any direct or indirect interest as a shareholder, creditor or otherwise.

Article XIII of the Registrant’s By-Laws, as amended, also allows the Registrant to purchase and maintain insurance on behalf of any person who was or is a director, officer or employee of the Registrant or any of its subsidiaries, or who was or is serving at the request of the Registrant as a fiduciary of any employee benefit plan of the Registrant or any subsidiary, against any liability (which includes liabilities under the Securities Act) asserted against, and incurred by, such person in any such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of the NHBCA. The obligation to indemnify and reimburse such person under the Registrant’s By-Laws, as amended, if applicable, will be reduced by the amount of any such insurance proceeds paid to such person, or the representatives or successors of such person.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 16: EXHIBITS

Exhibit No.	Description of Exhibit	Reference

1.1 (S)	Form of Underwriting Agreement

3.1 (P)	Articles of Incorporation of Unitil Corporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-14 No. 2-93769 dated October 12, 1984.

3.2 (P)	Articles of Amendment to the Articles of Incorporation of Unitil Corporation filed on March 4, 1992	Incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (SEC File No. 1-8858).

3.3	Articles of Amendment to the Articles of Incorporation of Unitil Corporation filed on September 23, 2008	Incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form S- 3/A No. 333-152823 dated November 25, 2008.

3.4	Articles of Amendment to the Articles of Incorporation of Unitil Corporation filed on April 27, 2011	Incorporated by reference to Exhibit 4.4 to the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A No. 333- 168394 dated January 28, 2014.

3.5	Fourth Amended and Restated By-Laws of Unitil Corporation	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 29, 2020 (SEC File No. 1-8858).

5.1	Opinion of Gary Epler	Filed herewith.

23.1	Consent of Gary Epler	Included in Exhibit 5.1.

23.2	Consent of Deloitte & Touche LLP	Filed herewith.

24.1	Powers of Attorney	Filed herewith (included starting on page II-6).

(S)

To be filed subsequently on Form 8-K or by post-effective amendment at the time information as to the distribution of each identified class of securities being registered is included in a prospectus supplement in accordance with Rule 430B.

(P)	Paper exhibit.

ITEM 17: UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the

Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is a part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Hampton, State of New Hampshire, on this 3rd day of August, 2021.

UNITIL CORPORATION
(Registrant)

By:	/s/ Robert B. Hevert
Robert B. Hevert
Senior Vice President, Chief Financial Officer & Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Meissner, Jr. and Robert B. Hevert, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement and any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas P. Meissner, Jr. Thomas P. Meissner, Jr.	Director, Chairman of the Board, Chief Executive Officer & President (Principal Executive Officer)	August 3, 2021

/s/ Robert B. Hevert Robert B. Hevert	Senior Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)	August 3, 2021

/s/ Daniel J. Hurstak Daniel J. Hurstak	Chief Accounting Officer & Controller (Principal Accounting Officer)	August 3, 2021

/s/ Winfield S. Brown Winfield S. Brown	Director	August 3, 2021

/s/ Mark H. Collin Mark H. Collin	Director	August 3, 2021

/s/ Lisa Crutchfield Lisa Crutchfield	Director	August 3, 2021

Signature	Title	Date

/s/ Suzanne Foster Suzanne Foster	Director	August 3, 2021

/s/ Edward F. Godfrey Edward F. Godfrey	Director	August 3, 2021

/s/ Michael B. Green Michael B. Green	Director	August 3, 2021

/s/ Eben S. Moulton Eben S. Moulton	Director	August 3, 2021

/s/ Justine Vogel Justine Vogel	Director	August 3, 2021

/s/ David A. Whiteley David A. Whiteley	Director	August 3, 2021